Exhibit 10.1

FIRST MID-ILLINOIS BANCSHARES, INC.

2007 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT
FIRST MID-ILLINOIS BANCSHARES, INC.

2007 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

1.  Stock Option Grant.  First Mid-Illinois Bancshares, Inc. (the “Company”) hereby grants a stock option to acquire _________ shares of common stock of the Company (“Shares”) to _____________ (the “Optionee”), subject in all respects to the terms and conditions of the First Mid-Illinois Bancshares, Inc. 2007 Stock Incentive Plan (the “Plan”), and such other terms and conditions as are set forth herein.  Capitalized terms used in this Agreement shall be as defined in the Plan.

2.  Acceptance By Optionee.  The Option is conditioned on the Optionee’s execution of this Agreement and return of an executed copy to the Company within 30 days after the Optionee receives this Agreement.

3.  Incentive Stock Option.  The Option is intended to constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986.

4.  Option Price.  The Option exercise price as determined by the Committee is $________ per Share.

5.  Exercise of Option.

(a)  Subject to the remaining provisions of this Section 5, the Option may be exercised at any time prior to the expiration date in accordance with the following schedule:

Date	Number of Shares Exercisable
______________	____________
______________	____________
______________	____________
______________	____________

(b)  In the event of the retirement, death or Disability of the Optionee, the outstanding portion of the Option shall become immediately and fully exercisable and shall continue to be exercisable until the earlier of (i) 12 months from the date of such retirement (or, if the Optionee is also a director of the Company, 12 months from the date of the Optionee’s subsequent termination of service on the Board), death or Disability, or (ii) the date the Option expires by its terms.  For purposes of this Section 5(b):  (A) “retirement” means the Optionee’s termination of employment from the Company and its Subsidiaries without Cause (as defined below) when the Optionee meets the requirements for normal retirement under the Company’s tax-qualified retirement plan; and (B) “Disability” means as defined under the Company’s long-term disability plan for employees, or if there is none, a physical or mental disability which impairs the Optionee’s ability to substantially perform his or her current duties for a period of at least 12 consecutive months, as determined by the Committee in its sole discretion.

          (c)  Subsidiaries is terminated for Cause, the Option shall immediately expire and no portion shall be exercisable.  For purposes of this Section 5(c), “Cause” means the Optionee’s (i) conviction in a court of law of (or entering a plea of guilty or no contest to) any crime or offense involving fraud, dishonesty or breach of trust involving a felony; (ii) performance of any act which, if known to the customers, clients, stockholders or regulators of the Company, would materially and adversely impact the business of the Company; (iii) act or omission that causes a regulatory body with jurisdiction over the Company to demand, request, or recommend that the Optionee be suspended or removed from any position in which the Optionee serves with the Company; (iv) substantial nonperformance of any of his or her obligations under this Agreement; or (v) misappropriation of or intentional material damage to the property or business of the Company or any Subsidiary.

(d)  If during employment with the Company or any Subsidiary, or during any period following such employment in which the Option continues to be exercisable, the Optionee engages in competition or solicitation with respect to the Company or any Subsidiary without the consent of the Company, the Option shall immediately expire and no portion shall be exercisable.  For purposes of this Section 5(d):  (i)“competition” will exist if the Optionee (A) directly or indirectly owns, manages, operates, controls, participates in the ownership, management, operation or control of, is connected with or has any financial interest in, or serves as an officer, employee, advisor, consultant, agent or otherwise to any person, firm, partnership, corporation, trust or other entity which owns or operates a business similar to that of the Company or its Subsidiaries; or (B) solicits for sale, represents, and/or sells, to any person or entity who or which was the Company’s customer or client during the last year of the Optionee’s employment, products or services which are similar to, compete with, or can be used for the same purposes as products or services sold or offered for sale by the Company or any Subsidiary or which were in development by the Company or any Subsidiary within the last year of the Optionee’s employment; and (ii)“solicitation” will exist if the Optionee (A) attempts in any manner to solicit from any client or customer business of the type performed by the Company or any Subsidiary or persuade any client or customer of the Company or any Subsidiary to cease to do such business or to reduce the amount of such business which any such client or customer has customarily done or contemplates doing with the Company or any Subsidiary, whether or not the relationship between the Company or Subsidiary and such client or customer was originally established in whole or in part through the Optionee’s efforts; (B) renders any services of the type rendered by the Company or any Subsidiary for any client or customer of the Company; or (C) solicits or encourages, or assists any other person to solicit or encourage, any employees, agents or representatives of the Company or a Subsidiary to terminate or alter their relationship with the Company or any Subsidiary.

(e)  In the event the Optionee’s employment with the Company and its Subsidiaries terminates for any reason other than as described above, the then outstanding and vested portion of the Option shall continue to be exercisable until the earlier of three months after the date of such termination or the date the Option expires by its terms.  Notwithstanding the foregoing, if the Optionee is also a director of the Company, the Option shall continue to vest in accordance with its terms until the Optionee’s subsequent termination of service on the Board, at which time the then outstanding and vested portion of the Option shall continue to be exercisable until the earlier of three months after the date of such termination of service or the date the Option expires by its terms.  The portion of the Option that is not vested as of the date of such termination of employment, or if later, such termination of service, shall expire and not be exercisable.

(f)  In the event of a Change in Control of the Company, the Option shall become immediately and fully exercisable.

Full vesting of an Incentive Stock Option, or the exercise of an Incentive Stock Option later than 90 days after termination of employment (or one year in the event of termination of employment due to death or Disability), may result in all or part of the Option being treated as a Nonqualified Stock Option in accordance with Section 5 of the Plan.

     6.  Payment.

(a)  Written notice of an election to exercise any portion of the Option shall be given by the Optionee, or his or her personal representative in the event of the Optionee’s death, to the Company’s Director of Human Resources, in accordance with procedures established by the Plan Committee as in effect at the time of such exercise.

(b)  At the time of exercise of the Option, payment of the exercise price must be made by one or more of the following methods:  (i) in cash, (ii) in cash received from a broker-dealer to whom the Optionee has submitted an exercise notice and irrevocable instructions to deliver the purchase price to the Company from the proceeds of the sale of Shares subject to the Option (subject to the Company’s right of first refusal as described in Section 14 of the Plan), (iii) by delivery (either directly or through attestation) to the Company of other Shares owned by the Optionee that are acceptable to the Company, valued at their then Fair Market Value, or (iv) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of the Option with a Fair Market Value equal to the exercise price.  If applicable, an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to delivery of any Shares must also accompany the exercise.  Payment of such taxes can be made by a method specified above.

(c)  No Shares shall be issued upon exercise of the Option until full payment of the exercise price and tax withholding obligation has been made.

7.  Option Nontransferable.  Except as otherwise provided under the Plan, the Option may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by him or her.  The terms of the Option shall be binding upon the Optionee’s executors, administrators, heirs, assigns and successors.

8.  Option Term.  The Option may not be exercised more than ten (10) years after the date indicated below and may be exercised during such term only in accordance with the terms and conditions set forth in the Plan.

9.  Right of First Refusal.  Shares acquired upon exercise of the Option are subject to the Company’s right of first refusal as described in Section 14 of the Plan.

10.  Committee Determinations.  The Committee shall make all determinations concerning the rights to benefits under the Plan.

Dated:	First Mid-Illinois Bancshares, Inc. By: William S. Rowland Chairman & CEO

ATTEST:

The Optionee acknowledges that he or she has received a copy of the Plan and Prospectus and is familiar with the terms and conditions set forth therein.  The Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee.  As a condition to the exercise of the Option, the Optionee authorizes the Company to withhold from any regular cash compensation payable by the Company any taxes required to be withheld under any federal, state or local law as a result of exercising the Option.

Dated:	By: